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                                                                     EXHIBIT 5.1


                            [DREIER LLP LETTERHEAD]



                                                        October 12, 2005

Electro-Optical Sciences, Inc.
3 West Main Street
Suite 201
Irvington, New York  10533

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-125517) filed by Electro-Optical Science, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on June 3, 2005 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 thereto filed on July 15, 2005, August 8, 2005, August 12, 2005, September 27, 2005 and October 12, 2005, respectively, as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,600,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include up to 600,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for sale to the public or issued to the representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as copies.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

     We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State

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Electro-Optional Sciences, Inc.
October 12, 2005
Page 2


of New York and of the Delaware General Corporation Law, and reported judicial decisions relating thereto.

     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner and for the consideration described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company and the resolutions to be adopted by the Pricing Committee of the Board of Directors of the Company establishing the public offering price of the Shares, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                                 Very truly yours,

                                                 /s/  DREIER LLP

                                                 DREIER LLP